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                                                                    Exhibit 99.1

                              FWB [LOGO]
                              FIRST WESTERN BANK

           APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

         To insure that a quorum is present at the First Western Special Meeting, please send in your appointment of proxy whether or not you plan to attend. As explained below, you will still be able to vote in person at the First Western Special Meeting if you desire to do so.

         The undersigned hereby appoints Charles L. Ownbey and Martin J. Shuford, or either of them, as attorneys and proxies (the "Proxies"), with full power of substitution, to vote all shares of the common stock of First Western Bank ("First Western") held of record by the undersigned on __________, 2001, at the Special Meeting of Shareholders of First Western (the "Special Meeting") to be held at The Pinebridge Inn located at 101 Pinebridge Avenue in Spruce Pine, North Carolina, at 2:00 p.m. on _______________, December _____, 2001, and at
any adjournments of the meeting. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1. Proposal to Approve the Merger Agreement and Merger. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of September 17, 2001 (the "Merger Agreement"), between First Western Bank ("First Western"), MountainBank Financial Corporation ("MFC") and MountainBank (a copy of which is attached as Appendix A to the Proxy Statement/Prospectus which accompanies this Notice), and to approve the transactions described in the Merger Agreement, including, without limitation, the merger of First Western into MountainBank (the "Merger"), with the result that each outstanding share of First Western's common stock held by each First Western shareholder will be converted into the right to receive 0.50 shares of MFC's common stock, all as more fully described in the Proxy Statement/Prospectus; and

            [_]   FOR             [_]   AGAINST           [_]   ABSTAIN

     The Board of Directors recommends that shareholders vote "FOR" approval of the Merger Agreement and Merger.

2. Other Business. On such other matters as properly may come before the First Western Special Meeting, the persons named herein as Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

         The shares represented by this appointment of proxy will be voted as directed above. In the absence of any direction, the Proxies will vote the shares represented by this appointment of proxy "FOR" approval of the Merger Agreement and Merger. Should other matters properly come before the First Western Special Meeting, the Proxies will be authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment. This appointment of proxy may be revoked by the holder of the shares to which it relates at any time before it is exercised by filing with First Western's Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the First Western Special Meeting and announcing his or her intention to vote in person.

         Please sign and date this appointment of proxy below and return it to First Western in the enclosed envelope.

                              Dated: _____________________________________, 2001


                              __________________________________________________
                              Signature of Owner of Shares


                              __________________________________________________
                              Signature of Joint Owner of Shares (if any)

Instruction: Please sign above exactly as your name appears on this appointment
                               -------
of proxy. Joint owners of shares should both sign. Fiduciaries or other persons
                                        ----
signing in a representative capacity should indicate the capacity in which they are signing.